MSB FINANCIAL CORP. RELEASES SECOND QUARTER EARNINGS

Millington, New Jersey, July 29, 2016 – MSB Financial Corp. (NASDAQ: MSBF) (the "Company"), parent company of Millington Bank, reported today the results of its operations for the three and six months ended June 30, 2016.

The Company reported net income of $223,000 for the three months ended June 30, 2016, compared to a net loss of $33,000 for the three months ended June 30, 2015. Net income for the six months ended June 30, 2016 was $382,000 compared to net income of $183,000 for the six months ended June 30, 2015.

Net income per diluted common share was $0.04 for the three months ended June 30, 2016 compared to a net loss per diluted common share of $(0.01) for the three months ended June 30, 2015. Net income per diluted common share was $0.07 for the six months ended June 30, 2016 compared to $0.03 for the six months ended June 30, 2015. The results of operations for the three and six months ended June 30, 2015 reflect the results of operations of MSB Financial Corp., a federal corporation which was the predecessor company to the Company.

Total assets were $395.9 million at June 30, 2016, compared to $375.7 million at December 31, 2015, an increase of $20.2 million or 5.4%. During 2016, the Company experienced growth of $30.3 million or 11.5%, in loans receivable, net. Commercial and multi-family real estate loans continued to have the most growth during the first six months of 2016 as the Company continues to diversify its loan portfolio.

The following table summarizes loan balances and composition at June 30, 2016 and December 31, 2015:

	At		At
	June 30,		December 31,
(In thousands)	2016		2015

Residential mortgage:
One-to-four family	$157,777	52.4%	$154,624	57.1%
Home equity	35,033	11.6	35,002	12.9

Total residential mortgage	192,810	64.0	189,626	70.0

Commercial and multi-family real estate	80,014	26.6	59,642	22.0
Construction	12,523	4.2	10,895	4.0
Commercial and industrial	15,597	5.2	10,275	3.8

Total commercial loans	108,134	35.8	80,812	29.8

Consumer loans	463	0.2	493	0.2

Total loans receivable	301,407	100.0%	270,931	100.0%

Less:
Loans in process	4,331		4,600
Deferred loan fees	639		417
Allowance	3,869		3,602

Total loans receivable, net	$292,568		$262,312

Total deposits at June 30, 2016 were $293.6 million compared with $262.6 million at December 31, 2015.  Overall, deposits increased by $31.0 million, or 11.8% with most of the growth occurring in interest demand deposits, which increased $19.4 million or 46.3%. Noninterest demand deposits also increased $6.6 million, or 23.5%. Most of the growth in these two categories continues to be attributable to developing stronger relationships with our commercial and small business customers.

The following table summarizes deposit balances and composition at June 30, 2016 and December 31, 2015:

	At		At
(Dollars in thousands)	June 30, 2016		December 31, 2015

Noninterest demand	$ 34,787	11.85%	$ 28,173	10.73%
Interest demand	61,295	20.88	41,893	15.95
Savings	103,383	35.21	102,196	38.92
Money Market	7,845	2.67	4,928	1.88

Total demand deposits	207,310	70.61	177,190	67.48

Certificates of Deposit	86,307	29.39	85,408	32.52

Total Deposits	$ 293,617	100.00%	$ 262,598	100.00%

"Our staff completed our core data processing conversion midway through the second quarter.  I am very pleased with the production levels we have maintained despite the resources required to complete the core conversion," stated Michael A. Shriner, President and Chief Executive Officer.

Mr. Shriner added, "We are prepared to compete in the ever changing and challenging landscape known as community banking and we feel that our 2016 year to date results are beginning to reflect our readiness.  The addition of seasoned, commercial lenders are producing the growth and diversification we are seeking which has improved our overall results."

Forward Looking Statement Disclaimer
The foregoing release may contain forward-looking statements concerning the financial condition, results of operations and business of the Company. We caution that such statements are subject to a number of uncertainties and actual results could differ materially, and, therefore, readers should not place undue reliance on any forward-looking statements. Factors that may cause actual results to differ from those contemplated include our continued ability to grow the loan portfolio, the successful conversion of our core system and our continued ability to manage cybersecurity risks.

Contact:	Michael A. Shriner, President & CEO
(908) 647-4000
mshriner@millingtonbank.com

MSB FINANCIAL CORP
(In Thousands, except for per share amount)	(Unaudited)	(Unaudited)
Statement of Financial Condition Data:	06/30/2016	06/30/2015
Total assets	$395,908	$416,850

Cash and cash equivalents	28,715	67,436

Loans receivable, net	292,568	245,013

Securities held to maturity	53,428	81,606

Deposits	293,617	265,349

Federal Home Loan Bank advances	22,675	30,000

Total stockholders' equity	75,383	41,255

Stock Information:
Number of shares of common stock outstanding	5,953	5,010
Book value per share of common stock	$12.66	$8.23
Closing market price	$13.79	$11.63

Summary of Operations: (In Thousands, except for per share amounts)	(Unaudited) For the three months ended June 30,		(Unaudited) For the six months ended June 30,
	2016	2015	2016	2015
Total interest income	$3,453	$3,033	$6,751	$5,967

Total interest expense	522	548	1,032	1,102

Net interest income	2,931	2,485	5,719	4,865

Provision (credit) for loan losses	190	35	320	(17)

Net interest income after provision (credit) for loan losses	2,741	2,450	5,399	4,882

Non-interest income	512	169	653	332

Non-interest expense	2,909	2,717	5,473	4,975

Income (loss) before taxes	344	(98)	579	239

Income tax (benefit) expense	121	(65)	197	56

Net income (loss)	$223	$(33)	$382	$183

Net income (loss) per common share - basic	$0.04	$(0.01)	$0.07	$0.03
Net income (loss) per common share - diluted	$0.04	$(0.01)	$0.07	$0.03

Weighted average number of shares - basic	5,744	5,642	5,744	5,639
Weighted average number of shares - diluted	5,822	5,642	5,818	5,654

Performance Ratios:
Return on average assets annualized	0.23%	(0.04)%	0.20%	0.10%
Return on average common equity annualized	1.15%	(0.32)%	0.99%	0.89%
Net interest margin	3.17%	3.03%	3.15%	3.02%
Efficiency ratio	84.49%	102.37%	85.89%	95.73%
Operating expenses / average assets annualized	3.00%	3.05%	2.87%	2.85%

	For the three months ended
	06/30/16			06/30/15
Average Balance Sheet (In Thousands)	Average Balance	Interest Income/ Expense	Yield	Average Balance	Interest Income/ Expense	Yield
Interest-earning assets:
Loans Receivable	$285,649	$3,082	4.32%	$244,361	$2,578	4.22%
Securities held to maturity	62,585	331	2.12	80,483	435	2.16
Other interest-earning assets	21,430	40	0.75	3,471	20	2.30
Total interest-earning assets	369,664	3,453	3.74	328,315	3,033	3.70
Allowance for Loan Loss	(3,718)			(3,571)
Non-interest-earning assets	21,833			32,110
Total non-interest-earning assets	18,115			28,539

Total Assets	$387,779			$356,854

Interest-bearing liabilities:
NOW & Money Market	$60,006	$37	0.25%	$47,941	$20	0.17%
Savings and club deposits	104,283	58	0.22	101,216	55	0.22
Certificates of deposit	85,702	244	1.14	88,658	275	1.24
Total interest-bearing deposits	249,991	339	0.54	237,815	350	0.59

Federal Home Loan Bank advances	22,675	183	3.23	39,369	198	2.01
Total interest-bearing liabilities	272,666	522	0.77	277,184	548	0.79

Non-interest-bearing deposit	33,964			35,549
Other non-interest-bearing liabilities	3,745			2,704
Total Liabilities	310,375			315,437

Equity	77,404			41,417
Total Liabilities and Equity	$387,779			$356,854

Net Interest Spread		2,931	2.97%		2,485	2.90%

Net Interest Margin			3.17%			3.03%

Ratio of Interest Earning Assets to Interest Bearing Liabilities	135.57%			118.45%

	For the six months ended
	06/30/16			06/30/15
Average Balance Sheet (In Thousands)	Average Balance	Interest Income/ Expense	Yield	Average Balance	Interest Income/ Expense	Yield
Interest-earning assets:
Loans Receivable	$278,732	$5,920	4.25%	$239,899	$5,086	4.24%
Securities held to maturity	69,758	762	2.18	79,477	839	2.11
Other interest-earning assets	14,930	69	0.92	3,324	42	2.53
Total interest-earning assets	363,420	6,751	3.72	322,700	5,967	3.70
Allowance for Loan Loss	(3,670)			(3,579)
Non-interest-earning assets	21,740			29,577
Total non-interest-earning assets	18,070			25,998

Total Assets	$381,490			$348,698

Interest-bearing liabilities:
NOW & Money Market	$54,228	$58	0.21%	$46,810	$36	0.15%
Savings and club deposits	103,364	114	0.22	100,785	109	0.22
Certificates of deposit	85,070	481	1.13	90,647	570	1.26
Total interest-bearing deposits	242,662	653	0.54	238,242	715	0.60

Federal Home Loan Bank advances	26,214	379	2.89	35,597	387	2.17
Total interest-bearing liabilities	268,876	1,032	0.77	273,839	1,102	0.80

Non-interest-bearing deposit	31,793			30,748
Other non-interest-bearing liabilities	3,783			2,793
Total Liabilities	304,452			307,380

Equity	77,038			41,318
Total Liabilities and Equity	$381,490			$348,698

Net Interest Spread		5,719	2.95%		4,865	2.89%

Net Interest Margin			3.15%			3.02%

Ratio of Interest Earning Assets to Interest Bearing Liabilities	135.16%			117.84%